Exhibit 8.2

[Letterhead of Fox Rothschild]

July 3, 2013

Met-Pro Corporation

160 Cassell Road

Harleysville, PA 19348

Ladies and Gentlemen:

We have acted as counsel to Met-Pro Corporation, a Pennsylvania corporation (the “Company”), in connection with the planned mergers (the “Mergers”) pursuant to the Agreement and Plan of Merger, dated as of April 21, 2013, by and among the Company, Mustang Acquisition Inc., a Delaware corporation (“Merger Sub”), Mustang Acquisition II Inc., a Delaware corporation (“Successor Sub”), and CECO Environmental Corp., a Delaware corporation (“Parent”), in which Merger Sub will be merged with and into the Company, with the Company as the surviving corporation, following which the Company will be merged with and into Successor Sub (or its successor), where Successor Sub (or its successor) will be the surviving entity and a direct wholly-owned subsidiary of Parent, as described in the joint proxy statement/prospectus and other proxy solicitation materials of Parent and the Company constituting a part thereof (the “Proxy Statement/Prospectus”), which is included in the registration statement filed on or about the date hereof on Form S-4 by Parent (the “Registration Statement”) in connection with the Mergers.

We hereby confirm to you that, in our opinion, insofar as they purport to describe provisions of United States Federal income tax law applicable to the holders of the Company common stock who exchange their Company common stock for cash and/or common stock of Parent pursuant to the Mergers, the statements set forth under the caption “Material United States Federal Income Tax Consequences” in the Proxy Statement/Prospectus included in the Registration Statement constitute an accurate description of the principal relevant United States Federal income tax consequences in all material respects.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Fox Rothschild LLP